As filed with the Securities and Exchange Commission, via EDGAR, on October 25, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                     under
                           The Securities Act of 1933

                                 ADVANTA CORP.
                 ---------------------------------------------
             (Exact name of Registrant as specified in its charter)

  Delaware                                              23-1462070
  ----------------------------             ------------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
   of incorporation or
   organization)

             Welsh & McKean Roads, Spring House, Pennsylvania 19477
   ---------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                     ADVANTA MANAGEMENT INCENTIVE PLAN 2000
                            (Full title of the plan)

                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 657-4000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                              Proposed                 Proposed
        Title of                                               Maximum                  Maximum                Amount of
    Securities to be              Amount to be             Offering Price              Aggregate             Registration
       Registered                 Registered(1)             Per Share(2)            Offering Price                Fee
Class B Common Stock,
$0.01 par
value                            250,000 shares                $12.75                 $3,187,500                $886.13


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued pursuant to the Advanta Management
         Incentive Plan 2000 (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Class B Common Stock, $0.01 par value, of the Registrant (the "Common Stock") as quoted on The Nasdaq National
         Market of the Nasdaq Stock Market, Inc. on October 18, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by Advanta Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

                  2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

                  3. The Registrant's Current Reports on Form 8-K, filed with the Commission on January 25, 1999, January 26, 1999, March 3, 1999, April 27, 1999, May 3, 1999, July 27, 1999, September 17, 1999 and October 25, 1999.

                  4. The description of the Company's Class B Common Stock contained in the Registration Statement on Form 8-A filed by the Company to register such securities under Section 12 of the Exchange Act (File No. 0-14120), including any amendment or report filed for the purpose of updating such description.

                   All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

                   Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The ByLaws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Company maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

                  The Company carries a liability insurance policy for its officers and directors.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following Exhibits are filed as part of this Registration
Statement:

                  Exhibit No.

                      4             Advanta Management Incentive Plan 2000.

                      5             Opinion of Wolf, Block, Schorr and Solis-
                                    Cohen LLP.

                      23.1 Consent of Arthur Andersen, LLP, independent accountants.

                      23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).

                      24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.           Undertakings.

(a)               The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                            (ii) To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 25th day of October, 1999.

                                      ADVANTA CORP.


                                       By:    /s/ William A. Rosoff
                                              ---------------------------------
                                               Name:  William A. Rosoff
                                               Title: President and Director


                   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, William A. Rosoff, Philip M. Browne, James L. Shreero, Jeffrey D. Beck and Elizabeth H. Mai, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related Registration Statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 25, 1999.

Name                                        Title

 /s/ Dennis Alter                            Chief Executive Officer and
---------------------------------            Chairman of the Board
Dennis Alter



Name                                         Title

 /s/ William A. Rosoff                       President and Director
----------------------------------
William A. Rosoff


 /s/ Olaf Olafsson                           Director
----------------------------------
Olaf Olafsson


 /s/ Philip M. Browne                        Senior Vice President and Chief
----------------------------------           Financial Officer
Philip M. Browne

 /s/ James L. Shreero                        Vice President and Chief
----------------------------------           Accounting Officer
James L. Shreero


 /s/ Arthur Bellis                           Director
----------------------------------
Arthur Bellis


 /s/ Max Botel                               Director
----------------------------------
Max Botel


 /s/ William C. Dunkelberg                   Director
----------------------------------
William C. Dunkelberg


 /s/ Dana Becker Dunn                        Director
----------------------------------
Dana Becker Dunn


Name                                         Title

 /s/ Robert C. Hall                          Director
----------------------------------
Robert C. Hall

 /s/ James E. Ksansnak                       Director
----------------------------------
James E. Ksansnak

 /s/ Ronald Lubner                           Director
----------------------------------
Ronald Lubner

 /s/ Michael Stolper                         Director
----------------------------------
 Michael Stolper

                                  ADVANTA CORP.

                       REGISTRATION STATEMENT ON FORM S-8


                                  EXHIBIT INDEX


EXHIBIT NO.           DOCUMENT


4                     Advanta Management Incentive Plan 2000

5                     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1                  Consent of Arthur Andersen, LLP, independent accountants.

23.2                  Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
                      (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).